Exhibit 31.1

CERTIFICATION

RULE 13a-14(a)/15d-14(a) CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

I, Kevin J. Helmick, certify that:

(1) I have reviewed the Annual Report on Form 10-K of Farmers National Banc Corp. as amended by this Amendment No. 1; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer
(Principal Executive Officer)
March 17, 2026